                                                                     Exhibit 2.4

                             ASSUMPTION AGREEMENT

     This Assumption Agreement ("Assumption Agreement"), dated as of November 18, 1999, is entered into by and among Horseshoe Gaming, L.L.C., a Delaware limited liability company ("Parent"), Horseshoe Gaming (Midwest), Inc., a Delaware corporation ("Horseshoe"), Empress Acquisition Illinois, Inc., a Delaware corporation ("Empress Illinois"), Empress Acquisition Indiana, Inc., a Delaware corporation ("Empress Indiana"), Empress Entertainment, Inc., a Delaware corporation ("Empress"), Empress Casino Joliet Corporation, an Illinois corporation ("Empress Joliet"), Empress Casino Hammond Corporation, an Indiana corporation ("Empress Hammond"), Horseshoe Acquisition Illinois, Inc., an Illinois corporation ("Horseshoe Illinois"), Horseshoe Acquisition Indiana, Inc., an Indiana corporation ("Horseshoe Indiana"), and Horseshoe Gaming Holding Corp., a Delaware corporation ("HGHC").

                                   RECITALS
                                   --------

     A. Parent, Horseshoe, Empress Illinois, Empress Indiana, Empress, Empress Joliet and Empress Hammond have heretofore entered into the Agreement and Plan of Merger, dated as of September 2, 1998, as amended by the First Amendment, dated as of March 25, 1999 (the "First Amendment") and the Second Amendment, dated as of July 23, 1999 (the "Second Amendment"), which provides, among other things, for the merger of Empress Illinois with and into Empress Joliet, and the merger of Empress Indiana with and into Empress Hammond. The Merger Agreement as amended by the First Amendment and Second Amendment is referred to herein as the "Merger Agreement." All capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement.

     B. Pursuant to the First Amendment, the parties agreed that HGHC would replace Horseshoe as a party to the Merger Agreement and that Horseshoe Illinois and Horseshoe Indiana would replace Empress Illinois and Empress Indiana, respectively, as parties to the Merger Agreement (the "Assumptions").

     C. All of the parties hereto wish to enter into this Assumption Agreement to implement and evidence the Assumptions contemplated by the First Amendment.

                                   AGREEMENT
                                  -----------

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Status of Merger Agreement. Except as set forth herein and as otherwise necessary to effectuate the intent of this Assumption Agreement, the Merger Agreement shall remain in full force and effect in accordance with its terms and shall not be waived, modified, superseded, or otherwise affected by this Assumption Agreement. This Assumption Agreement is not to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Merger Agreement, except as specifically set forth herein.

2. Assumption of Obligations. Upon and subject to the terms herein, the parties agree that:

     a. HGHC Assignment and Assumption. Horseshoe does hereby convey, transfer and assign to HGHC, its successors and assigns forever, all right, title and interest of Horseshoe under the Merger Agreement, and HGHC, for itself and its successors and assigns, does hereby unconditionally assume and agree to pay, discharge and perform when lawfully due all liabilities, agreements, covenants, commitments and obligations of every kind and nature of Horseshoe under the Merger Agreement, in each case effective as of the date hereof. All references in the Merger Agreement to Horseshoe shall be replaced with references to HGHC.

     b. Horseshoe Illinois Assignment and Assumption. Empress Illinois does hereby convey, transfer and assign to Horseshoe Illinois, its successors and assigns forever, all right, title and interest of Empress Illinois under the Merger Agreement, and Horseshoe Illinois for itself and its successors and assigns, does hereby unconditionally assume and agree to pay, discharge and perform when lawfully due all liabilities, agreements, covenants, commitments and obligations of every kind and nature of Empress Illinois under the merger Agreement, effective as of the date hereof. All references to Empress Illinois in the Merger Agreement shall be replaced with references to Horseshoe Illinois. Horseshoe Illinois shall be merged with and into Empress Joliet in accordance with the laws of the State of Illinois and the Merger Agreement (the "Illinois Merger"). Empress Joliet shall be the surviving corporation of the Illinois Merger and such merger shall be governed by the laws of the State of Illinois.

     c. Horseshoe Indiana Assignment and Assumption. Empress Indiana does hereby convey, transfer and assign to Horseshoe Indiana, its successors and assigns forever, all right, title and interest of Empress Indiana under the Merger Agreement, and

               Horeshoe Indiana, for itself and its successors and assigns, does hereby unconditionally assume and agree to pay, discharge and perform when lawfully due all liabilities, agreements, covenants, commitments and obligations of every kind and nature of Empress Indiana under the Merger Agreement, effective as of the date hereof. All references to Empress Indiana in the Merger Agreement shall be replaced with references to Horseshoe Indiana. Horseshoe Indiana shall be merged with and into Empress Hammond in accordance with the laws of the State of Indiana and the Merger Agreement (the "Indiana Merger"). Empress Hammond shall be the surviving corporation of the Indiana Merger and such merger shall be governed by the laws of the State of Indiana.

     3. Authorization of the Assumption Agreement. Each of the parties hereto represents and warrants that (a) its execution, delivery, and performance of this Assumption Agreement has been duly authorized by all necessary corporate or limited liability company action, as applicable, (b) this Assumption Agreement is a legal, valid and binding obligation of such entity enforceable in accordance with its terms, and (c) this Assumption Agreement does not conflict with any agreement or obligation of such party.

    4. Counterparts. This Assumption Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute one and the same instrument.

    5. Governing Law. This Assumption Agreement shall be a contract made and governed under the laws of the State of Delaware, without regard to conflict of law principles.

                         "PARENT"

                         HORSESHOE GAMING, L.L.C.
                         By Its Manager: Horseshoe Gaming, Inc.



                              /s/ Jack B. Binion
                         By:__________________________________

                         Printed: Jack B. Binion
                                 _____________________________

                         Its: President
                             _________________________________

                         "HORSESHOE"

                         HORSESHOE GAMING (MIDWEST), INC.



                              /s/ Jack B. Binion
                         By:__________________________________

                         Printed: Jack B. Binion
                                 _____________________________

                         Its: President
                             _________________________________



                         "EMPRESS ILLINOIS"

                         EMPRESS ACQUISITION ILLINOIS, INC.



                              /s/ Jack B. Binion
                         By:__________________________________

                         Printed: Jack B. Binion
                                 _____________________________

                         Its: President
                             _________________________________

                                  "EMPRESS INDIANA"

                                  EMPRESS ACQUISITON INDIANA, INC.


                                  By:  /s/ Jack B. Binion
                                     ----------------------------

                                  Printed:  Jack B. Binion
                                          -----------------------

                                  Its:  President
                                      ---------------------------


                                  "HORSESHOE ILLINOIS"
                                  HORSESHOE ACQUISITION ILLINOIS, INC.


                                  By: /s/ Jack B. Binion
                                     ----------------------------

                                  Printed:  Jack B. Binion
                                          -----------------------

                                  Its:  President
                                      ---------------------------


                                  "HORSESHOE INDIANA"
                                  HORSESHOE ACQUISITION INDIANA, INC.


                                  By: /s/ Jack B. Binion
                                     ----------------------------

                                  Printed:  Jack B. Binion
                                          -----------------------

                                  Its:  President
                                       ---------------------------

                                       "EMPRESS"

                                       EMPRESS ENTERTAINMENT, INC.


                                       By: /s/ Peter A. Ferro
                                           ---------------------------------

                                       Printed: PETER A. FERRO, JR.
                                                ----------------------------

                                       Its: CHIEF EXECUTIVE OFFICER
                                            --------------------------------


                                       "EMPRESS JOLIET"

                                       EMPRESS CASINO JOLIET CORPORATION


                                       By: /s/ Peter A. Ferro
                                           ---------------------------------

                                       Printed: PETER A. FERRO, JR.
                                                ----------------------------

                                       Its: CHIEF EXECUTIVE OFFICER
                                            --------------------------------


                                       "EMPRESS HAMMOND"

                                       EMPRESS CASINO HAMMOND CORPORATION


                                       By: /s/ Peter A. Ferro
                                           ---------------------------------

                                       Printed: PETER A. FERRO, JR.
                                                ----------------------------

                                       Its: CHIEF EXECUTIVE OFFICER
                                            --------------------------------